UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  October 17, 2016

MOTIVATING THE MASSES, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-187554	88-0410660
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2121 Palomar Airport Road, Suite 300 Carlsbad, California		92011
(Address of principal executive offices)		(Zip Code)

(760) 931-9400
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5-Corporate Governance and Management

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 17, 2016, Susie Carder tendered her resignation as President and Chief Operating Officer of Motivating the Masses, Inc. (the “Company”). Ms. Carder remains a director of the Company. The Company and Ms. Carder mutually agreed that Ms. Carder’s employment as President and Chief Operating Officer of the Company shall terminate immediately, and that Ms. Carder shall continue to provide services to the Company as a consultant. On the same day, the parties entered into an independent contractor agreement regarding Ms. Carder’s role as a consultant to the Company, a form of which is filed herewith as Exhibit 10.1.

Ms. Carder’s resignation as an officer of the Company was not a result of any disagreements with the Company regarding its the operations, policies or practices.

Section 8-Other Events

Item 8.01. Other Events

Management of the Company plans to hold a meeting at 10:00 a.m. EST on October 25, 2016 at the Marriott Marquis located at 265 Peachtree Center Ave NE, Atlanta, GA 30303 to provide updates of the Company’s recent business and financial performances.

Shareholders of the Company, members of the public and others are welcome to attend the meeting in person, or by dialing in the conference line at: (408) 638-0968 or (646) 558-8656, and enter the meeting number: 277 819 9990.

A transcript of the meeting will be filed by the Company with the U.S. Securities and Exchange Commission on October 26, 2016.

Section 9-Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Independent Contractor Agreement by and between SC Consulting and Motivating The Masses, Inc., dated as of October 17, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOTIVATING THE MASSES, INC.

Date: October 18, 2016	By:	/s/ Scott Ryder
Name: Scott Ryder
Title: Chief Financial Officer